Exhibit 99.2

The foregoing report and related disclosure of Digimarc Corporation (the “Company”) is preliminary and is subject to review by the Company when the Company’s independent registered public accounting firm concludes the work necessary to issue its attestation report on management’s assessment of the effectiveness of internal controls over financial reporting.  There can be no assurance that management’s report on internal controls or the related disclosure included in the Company’s amendment to its Form 10-K for the year ended December 31, 2004 will be substantially the same as the information set forth below.

(1)         Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934.  Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).  Our internal control over financial reporting includes those policies and procedures that:

•                    Pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets;

•                    Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that receipts and expenditures are being made only in accordance with authorizations from our management and directors; and

•                    Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

With the participation of our principal executive officer and our principal financial officer, our management conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.  Based on this evaluation, our management has concluded that our internal control over financial reporting was not effective as of December 31, 2004, due to the material weaknesses described as follows.

The Public Company Accounting Oversight Board (“PCAOB”) has defined “material weakness” as “a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.”

In connection with our restatement, we identified and reported to our audit committee the following areas for improvement in our internal control over financial reporting. These matters constitute “material weaknesses” as defined under standards established by the Public Company Accounting Oversight Board or “PCAOB”.

•                  Inadequate supervision and technical accounting expertise within the accounting and finance department.   There was not adequate supervision and technical accounting expertise within our accounting and finance department. The personnel resources and technical accounting expertise in the accounting and finance department were not sufficient to adequately resolve non-routine matters or complex accounting processes, such as those matters and processes relating to the recording of software capitalization, standard costing, and revenue recognition in accordance with U.S. GAAP.

•                  Inadequate design and implementation of new accounting system.   The new accounting system we began to implement in the second quarter of 2002, and which was placed in service during the fourth quarter of 2003, was not designed or implemented properly. There was a lack of accounting expertise within our accounting and finance department; as a result our internally developed guidelines were not properly implemented during the setup and configuration of the new accounting system. Implementation of the new accounting system also was flawed because some of our accounting and finance employees were not properly trained in the use of the new accounting system. In addition, the new and old accounting systems were not operated in parallel prior to the Company’s reliance on the new system. Running new and old accounting systems in parallel helps validate that the new system is correctly recording accounting entries. These implementation issues resulted in errors with respect to fixed assets and inventory, including the duplicate recording of purchases, the capitalization of assets that should have been expensed and the expensing of assets that should have been capitalized.

•                  Inadequate quarterly and year-end financial statement close and review process.   For each quarterly and fiscal year-end period, a financial statement close and review process occurs. Our staffing for the quarterly and year-end financial statement close process was not sufficient, and in some instances, we failed to have adequate management review and supervision over the financial statement close and review process, including timely reconciliation of inventory, tax and accounts payable accounts to ensure our financial statements were prepared in accordance with U.S. GAAP.  Where there was a review process, documentation of approvals was not always evident.

•                  Insufficient controls both for determining the nature and types of costs that should be capitalized and for ensuring allocation of costs to particular projects are appropriate.   Controls for determining the nature and types of costs that should be capitalized in accordance with U.S. GAAP, and for ensuring that costs were allocated to appropriate projects, were inadequate, which affected our fixed asset and research and development accounts. We lacked enough personnel with sufficient expertise in complex software capitalization and project accounting rules under U.S. GAAP and there was not a clear understanding regarding the application of our internal policies in these areas. Some of our employees who performed accounting functions were not adequately trained and supervised, and there were deficiencies in communication between functional departments within the Company. Such controls also were insufficient because the documentary support for the historical capitalization of certain software development costs and the system for tracking costs that qualify for capitalization needed improvement, and the detective controls related to the capitalization of internally developed software were not adequate.

•                  Insufficient controls to ensure that various international, state and local tax exposures were quantified and properly accrued on a timely basis.   Internal controls related to the quantification and accrual of international, state and local taxes incurred by the Company were insufficient. There was not sufficient staff to properly quantify, accrue, and record such taxes on a timely basis in accordance with U.S. GAAP. This affected our income tax payable and income tax expense accounts, as well as sales, use, and property tax expense and accrual accounts.

•                  Insufficient training and inadequate reconciliation processes for complex revenue recognition requirements primarily related to international transactions.   Training and reconciliation processes related to complex revenue recognition requirements regarding distributor discounts, partial deliveries of goods and the acceptance criteria for shipped goods were insufficient to ensure these transactions were recorded in accordance with U.S. GAAP. This affected our revenue and our deferred revenue accounts.

•                  Insufficient controls related to system access and segregation of duties.   Insufficient internal controls resulted in a lack of segregation of duties among employees. Users of our new accounting system had access to multiple accounting processes within the system, including vendor set-up and account maintenance, instead of only those processes that the responsibility of such user. In the absence of such controls, inappropriate or unauthorized transactions could be entered into the system which increases susceptibility to the misappropriation of assets.

•                  Inadequacies related to entity-level controls.   Management has concluded that there are deficiencies in the design and execution of our entity-level controls relating to training, job descriptions, managing of employee turnover, application of U.S. GAAP, documentation of expenditure approvals, and communication between departments that constitute “material weaknesses” in our internal control over financial reporting. These deficiencies contributed to the restatement of our previously issued financial statements as discussed herein, delays in compliance efforts with Section 404 of the Sarbanes-Oxley Act of 2002 and the rules issued thereunder, and the delayed filing of our Form 10-K for the year ended December 31, 2004.

(2)         Remediation Activities

Digimarc places the highest priority on addressing these matters. Under the direction of our senior management and the participation and oversight of our audit committee, we have implemented significant changes to our infrastructure and related processes over the past eight months, and continue to address these matters and will make changes as appropriate. The numbers set forth opposite each identified area for improvement in the chart below correspond to the numbered descriptions of the changes we have implemented, or are in the process of implementing, to improve such areas of our internal controls which appear immediately following the chart.

Identified Areas for Improvement in Internal Controls	Changes Implemented
Inadequate supervision and technical accounting expertise within the accounting and finance department	1, 2, 3, 4, 8
Inadequate design and implementation of new accounting systems	1, 2, 3, 4, 6, 9
Inadequate quarterly and year-end financial statement close and review process	1, 2, 3, 4, 5, 6, 7, 8
Insufficient controls for determining the nature and types of costs that should be capitalized and for ensuring allocation of costs to particular projects are appropriate	1, 2, 3, 4, 8
Insufficient controls to ensure that various international, state and local tax exposures were quantified and accrued on a timely basis	1, 2, 4, 7
Insufficient training and inadequate reconciliation processes for complex revenue recognition requirements primarily related to international transactions	1, 2, 4, 7
Insufficient controls related to system access and segregation of duties	1, 2, 9
Inadequacies related to entity-level controls	1, 2, 4, 5

Description of Changes Implemented to Improve Internal Controls

1.                  We hired a new Chief Financial Officer in June 2004, a new President of DIDS in April 2005, and a number of other personnel and consultants who have expertise in financial controls or accounting, and we are actively recruiting other senior level members of the finance and accounting organization, including adding a Director of Tax in May 2005, to improve the overall quality and level of experience in our finance and accounting organization.

2.                  We have made, and will continue to make, changes in our finance and accounting organization to provide clearer segregation of responsibilities and supervision with regard to, among others, documentation supporting our quarterly and annual financial statements.

3.                  We have initiated additional training of our management and other employees at DIDS regarding timekeeping practices and other best practices.

4.                  We are implementing an enhanced quarterly and annual financial review close process to include additional analysis and support for the financial accounts.

5.                  We have deployed significant internal and external resources directed at documenting and testing our internal control over financial reporting as contemplated by Section 404 of Sarbanes-Oxley, and such efforts have been helpful in improving our overall process and control environment.

6.                  We have strengthened our inventory management and controls systems and procedures, including those governing the usability and disposition of slow-moving or excess inventories, by performing timely physical inventory counts that reconcile to the general ledger, analyzing historical and expected usage levels, and reviewing manufacturing standard costs.

7.                  We have enhanced our review and documentation of accounting estimates. This includes changes in people, processes, and documentation in areas such as inventory reserves, allowance for bad debt, long-lived asset impairment analyses, estimated revenue amounts, estimated international taxes, and estimates related to percentage of completion contracts.

8.                  We have continued to implement steps, including changes to our processes and systems, to improve the information flow among the various personnel that have a role in the determination of proper cost capitalization as well as to improve the review and approval process relating to such determination, and we are implementing processes to improve communication among our various functional groups, which include sales, manufacturing, customer support, engineering, accounting, and legal, during the contract negotiation, implementation and fulfillment phases.

9.                  We have established a staff position to implement preventive control procedures related to system access and to monitor and control access to system modules in accordance with appropriate guidelines in order to ensure safeguarding of assets, and are in the process of implementing such preventative controls at the system and procedural levels. In addition, we have implemented detective controls such as the enhanced review of accounting transactions and financial statements.

We continue to take remedial steps to strengthen our internal controls and enhance our reporting processes.  Additionally, our on-going accounting review has resulted in some, and may result in further, remediation efforts with respect to some of our accounting processes, in particular with regard to cost capitalization and project accounting.

(3)         Evaluation Process; Conclusion on Ineffectiveness of Disclosure Controls and Procedures at December 31, 2004

Our current management, with the participation of our principal executive officer and principal financial officer, carried out a separate evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rules 240.13a-15(e) and 240.15d-15(e) of the Securities Exchange Act of 1934) as of December 31, 2004, which included an evaluation of disclosure controls and procedures applicable to the period covered by the filing of this periodic report. As noted above, we have identified a number of areas for improvement in our internal controls and procedures, as they existed as of December 31, 2004. Based on the evaluation of the effectiveness of our disclosure controls and procedures as of December 31, 2004, and subject to the information set forth in this Item 9A, our principal executive officer and principal financial officer have concluded that our disclosure controls and procedures were not effective based on the matters described in this Item 9A. However, subsequent to December 31, 2004, and up to the filing date of this report, we implemented a detailed review and analysis of our accounting records, including a reconstruction of certain accounting records, in support of the financial statements contained herein utilizing consultants with expertise in accounting under the direction of new financial management. As internal control issues have been identified, management has taken steps to remediate such matters. If additional internal control issues come to light, management intends to address them promptly.

As described above, we currently are designing and implementing new controls to address the weaknesses identified in our internal controls and procedures. Notwithstanding these improvements, our internal controls and procedures may not be capable of preventing all instances of error or fraud. Any control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are knowledge and resource constraints in any such system, and a large number of complex permutations of facts, circumstances, accounting policies, procedural implications and business practices that must be considered. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, the control systems we develop may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

(4)         Changes to Internal Controls

Other than as described above, there have not been any changes in our internal control over financial reporting that occurred during the Company’s fiscal quarter ended December 31, 2004 or since the evaluation date by our management of its internal controls that have materially affected or are reasonably likely to materially affect our internal control over financial reporting.